UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2006

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 13, 2006, AVI BioPharma, Inc. (Nasdaq: AVII) (“AVI”) announced that it had entered into agreements with Cook Group Inc. (“Cook”) for Cook’s development and commercialization of products for vascular diseases. Cook has specifically licensed AVI’s NEUGENE® antisense technology for down-regulating c-myc gene expression in the field of cardiovascular disease. Cook will take over clinical development of AVI’s device-related programs for cardiovascular restenosis, including its Resten-NG® drug-eluting stent (DES) program, Resten-MP™ microparticle delivery program and its new program for catheter delivery of Resten-NG. Cook will fully fund the development, clinical and regulatory costs of these programs in the U.S. and Europe leading to commercialization.

Cook has also entered into a supply agreement to purchase the drugs for development, clinical studies and commercialization from AVI.

In addition, Cook purchased 692,003 shares of AVI common stock for $5 million under a stock purchase agreement and will take over AVI’s facilities and personnel at its Colorado site.

A copy of AVI’s press release concerning the Cook transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01  Regulation FD Disclosure

The information set forth above is incorporated by reference herein.

Item 8.01  Other Events

The information set forth above is incorporated by reference herein.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)                     Exhibits

99.1                           Press Release, dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 28, 2006.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated March 13, 2006.